UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2014

___________________________________________________

Date of Report (Date of earliest event reported)

DANE EXPLORATION INC.

_____________________________________________________

 (Exact name of registrant as specified in its charter)

N/A

_____________________________________________________

 (Former name or former address if changed since last report)

NEVADA	000-54854	98-0654981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 McLeod Trail East - #5178 Bellingham, Washington	98226
(Address of principal executive offices)	(Zip Code)

(866) 676-7678

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 12 under the Exchange Act (17 CFR 240.14a-12)

____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 11, 2014, we completed the acquisition of the assets that comprise the “Portus Cloud” business (the “Portus Assets”) from Portus Holdings Inc. (“Portus”).  The acquisition of the Portus Assets was completed pursuant to the terms of the Asset Purchase Agreement dated January 29, 2014 (the “Asset Purchase Agreement”) among Portus, the Company, Dane Acquisition Corp. (“Dane Sub”), our wholly owned subsidiary, and David Christie, our sole executive officer, director and majority stockholder at the time of entering into the Asset Purchase Agreement.

Under the terms of the Asset Purchase Agreement, Portus transferred to Dane Sub all of its right, title and interest in and to the Portus Assets. In consideration for the Portus Assets, we issued to Portus 50,000,000 shares of our common stock.

Concurrently, in connection with the closing of the Asset Purchase Agreement, Mr. Christie returned for cancellation 49,800,000 shares of our common stock, representing 99.6% of the shares beneficially owned by him.

Upon completion of the acquisition of the Portus Assets, Mr. Christie resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.  Following Mr. Christie’s resignation, G. Dale Murray, II was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a Director.

As a result of our acquisition of the Portus Assets, we have now changed our business to be a global multilingual, cloud-based food and beverage service online portal business.  In addition, our acquisition of the Portus Assets has the effect of causing us to cease being a “shell company.”  Accordingly, we have included in this Current Report on Form 8-K the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

On February 11, 2014, in consideration of the Portus Assets, we issued to Portus 50,000,000 shares of our common stock.  These shares were issued in reliance on Rule 506 of Regulation D promulgated under the United States Securities Act of 1933 (the “Securities Act”).  In accordance with Rule 506 of Regulation D, Portus, which does not qualify as an accredited investor, represented to Dane that it has such knowledge and experience in financial business matters to evaluate the merits and the risks of the investment.  In addition, Dane furnished to Portus the information required under Rule 502 of Regulation D.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT.

Under the terms of the Asset Purchase Agreement, Portus transferred to Dane Sub all of its right, title and interest in and to the Portus Assets. In consideration for the Portus Assets, we issued to Portus 50,000,000 shares of our common stock.  Concurrently, in connection with the closing of the Asset Purchase Agreement, Mr. Christie returned for cancellation 49,800,000 shares of the Company’s common stock, representing 99.6% of the shares beneficially owned by him.  As a result, Portus now owns 92.9% of our issued and outstanding shares of common stock, resulting in a change of control.

Upon completion of the acquisition of the Portus Assets, Mr. Christie resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a Director.  Following Mr. Christie’s

resignation, G. Dale Murray, II was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a Director.

ITEM 5.02

DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 11, 2014, upon closing of the acquisition of the Portus Assets, David Christie resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a Director.  The resignations of Mr. Christie were made in accordance with the terms of the Asset Purchase Agreement and were not due to any disagreements with the Company.

Upon the tendering of Mr. Christie’s resignations, G. Dale Murray, II was appointed as a member of our Board of Directors and as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer.

See the sections titled “Form 10 Information – Directors and Executive Officers” and “Form 10-Information – Executive Compensation”.

ITEM 5.03

AMENDMENTS TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 11, 2014, as a result of our acquisition of the Portus Assets, our fiscal year end has changed from September 30 to December 31.  As a result, our first period report reflecting the reverse takeover will be for the quarter ended March 31, 2014.

In accordance with the SEC Corporate Finance Manual, we will be required to file the audited business acquired financial statements of the Portus Assets for the fiscal year ended December 31, 2013.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of our acquisition of the Portus Assets as described in this Current Report on Form 8-K, we have completed a transaction that has the effect of causing us to cease being a shell company.  Accordingly, we have included in this Current Report on Form 8-K the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

FORM 10 INFORMATION

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report constitute "forward-looking statements.” These statements, identified by words such as “plan,” "anticipate,” "believe,” "estimate,” "should,” "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, general business, economic, competitive, political and social uncertainties; lack of brand awareness; successful development of our food service cloud platform; acceptance of our products by our customers,  our limited operating history; market fluctuations; intellectual property infringement claims and retention of key personnel, as well as those factors discussed in the section titled "Risk Factors.”

Forward looking statements are based on a number of material factors and assumptions, including that consumers will accept cloud platforms, economic conditions in the United States will continue to show modest improvement in the near to medium future, there are no material changes to the competitive environment for the development of a food service cloud platform, we will be able to access sufficient qualified staff, there will be no material changes with our anticipated customer base and there will be no material changes to the tax and other regulatory requirements governing us. While we consider these assumptions to be reasonable based on information currently available to us, these assumptions may prove to be incorrect. Actual results may vary from such forward-looking information for a variety of reasons, including but not limited to risks and uncertainties disclosed in the section titled "Risk Factors.”

We intend to discuss in our quarterly and annual reports any events or circumstances that occurred during the period to which such documents relate that are reasonably likely to cause actual events or circumstances to differ materially from those disclosed in this Current Report on Form 8-K. New factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of each such factor on our business or the extent to which any factor, or combination of such factors, may cause actual results to differ materially from those contained in any forwarding looking statement.

We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this Current Report on Form 8-K, the terms "we,” "us,” "our,” “Dane” and the “Company” mean Dane Exploration Inc., and our wholly owned subsidiaries, unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated.

BUSINESS

Overview

We were incorporated on March 2, 2010 under the laws of the State of Nevada.

On February 11, 2014, we completed the acquisition of the assets that comprise the “Portus Cloud” business (the “Portus Assets”) from Portus Holdings Inc. (“Portus”).  The acquisition of the Portus Assets was completed pursuant to the terms of the Asset Purchase Agreement dated January 29, 2014 (the “Asset Purchase Agreement”) among Portus, the Company, Dane Acquisition Corp. (“Dane Sub”), our wholly owned subsidiary, and David Christie, our sole executive officer, director and majority stockholder at the time of entering into the Asset Purchase Agreement.

Under the terms of the Asset Purchase Agreement, Portus transferred to Dane Sub all of its right, title and interest in and to the Portus Assets. In consideration for the Portus Assets, we issued to Portus 50,000,000 shares of our common stock.

Concurrently, in connection with the closing of the Asset Purchase Agreement, Mr. Christie returned for cancellation 49,800,000 shares of our common stock, representing 99.6% of the shares beneficially owned by him.

Upon completion of the acquisition of the Portus Assets, Mr. Christie resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.  Following Mr. Christie’s resignation, G. Dale Murray, II was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a Director.

Prior to closing our acquisition of the Portus Assets, we were engaged in the acquisition and exploration of two mineral claims called the “Judy Claims” that are located two kilometers northeast of Cassiar, British Columbia, Canada.  As a result of our acquisition of the Portus Assets, we have now changed our business to a global, multilingual, cloud-based food and beverage service platform and have elected to allow the Judy Claims to lapse on their renewal date.

To date, we have not earned any revenues from our business and no revenues were previously earned by Portus.  We are presently in the development stage of developing our food service cloud platform and will be contracting the services of software developers and/or licensing software in order for our food service cloud platform to become operational.  Accordingly, we can provide no assurance that our operations will provide sufficient funds to keep us operational.

Food Service Cloud Platform

Our business is now focused on creating a multilingual, multiple functionality, and global food and beverage service platform.  Our food service cloud platform is designed to be a global, multilingual, cloud based food and beverage service online “portal” where customers will be able to manage an entire food and beverage service business or enterprise globally and in most languages.

The food and service cloud portal that we are developing is intended to effectively and efficiently manage the food and beverage supply chain from “field to fork”.  In particular, our cloud portal will allow our customers, being institutions (ie. hospitals, military, long-term care facilities and universities), restaurants and dining management, to source, price and order though an internet web browser, without the need of traditional on-site software.  Accordingly, we anticipate that our food service platform will enable our customers to embrace the rapid pace of change in their business, operate with a more complete picture of their business and provide a modern and intuitive user experience, while substantially reducing the cost of their IT associated with their food and beverage operations.

The services that our food service cloud portal will offer are:

Food and Dining Management

Our customers will be able to manage their food operations by sourcing, pricing and ordering food through our internet web browser cloud portal.  Each customer will be able to personalize their portal to provide ordering preferences, track costs and select preferred suppliers, distributors and/or growers.  In a typical transaction, a customer will review supplier costs, sourcing information and timing of deliveries.  Once a customer has found a preferred supplier and/or distributor, a customer will place an order through our cloud portal and then the supplier and/or distributor will receive the order and make the delivery to our customer.

Recipe Management

We are developing our cloud based portal to include a database of recipes accessible to our customers.  Customers will be able to scale, source and price recipes.  Once completed, our customers will place orders based on the calculations provided in our recipe management portal.  In addition, the database will also provide nutritional profiles and preparation instructions to ensure safety and quality control.

Inventory Management & Spend Controls

In the food industry, inventory management is essential to ensure funds are not wasted on unnecessary inventory.  We are developing our system to allow our customers to track inventory, whether on-site or ordered, and set out spending controls.  Our spend controls systems will allow customers to accurately budget their spending and compare anticipated spending to inventory levels.

Staffing Management

Our customers will be able to manage staffing and scheduling directly on the cloud portal.  By creating an “all-in-one” system, customers will be coordinate staffing with deliveries, meal planning and inventory management.  Such coordination allows customers to efficiently manage their business and reducing costs.

Patient Information System

We are also developing our portal specifically for healthcare users by including a patient information system.  The patient information system will allow healthcare systems to integrate their medical records to track patient information for dining operations.  Our goal is to allow healthcare users to reduce redundant data entry, mistakes, outages and wasted meals.

User Accessibility of our Food Service Cloud Platform

We are currently designing our cloud portal as a “Software as a Service” (“SaaS”), which will allow our customers to access our portal through any internet web browser.  The major characteristics of SaaS are: (i) customers share a single version of the software (application), (ii) customers share the same IT infrastructure and operational resources, (iii) updates are included with the service at no extra charge; (iv) customers enjoy world class security for data center operations, applications and data; (v) service level guarantees that define and ensure up time, backup and disaster recovery; (vi) ongoing maintenance, development and performance tuning; and (vii) no perpetual licenses – pay as you go pricing.

Traditionally, the food service industry sources, prices and orders products through traditional on-site software.  Onsite software is generally dedicated to a single workspace, functions one at a time and are limited in scope and size to the internal resources that are available.  In addition, traditional software requires that a client maintain adequate IT personnel to ensure that proper functionality.

The two most significant differences between cloud based software and traditional on site software programs is that the user no longer owns the software and it does not matter where the software is located. Users simply pay to use the application. SaaS can be accessed at any time and from any place from any Internet-connected device (PC, Laptop, Tablet or Smart Phone, etc.).

We are also in the process of developing our cloud platform to be multilingual.  Initially, we anticipate that our food service cloud platform will be accessible in English, French, Portuguese, Spanish or German.  By utilizing a multilingual translator, our customers will be able to source foods in regions where a foreign language may be a barrier to entry.  It will also enable the creation of recipes and menus, sourcing, costing and ordering the ingredients for proper preparation and presentation and where needed clinical feedback and in multiple languages.

Sales and Market

Sale of Services

Once our food service cloud platform is operational, we intend to derive revenue from two primary sources:

1.

Transaction Fees.  Transaction fees will consist of fees charged to providers along the supply chain to access our customers.  As we are in the development stage, we have yet to determine a final pricing model.

2.

Advertising Revenue.  We also plan to monetize our business by charging food providers to advertise on our food service cloud platform.  The advertising rate will be determined at a later date in conjunction with the number of users.

Our ability to derive revenues is subject to a successful launch of the food service cloud platform, of which there is no assurance.

Market for Services

We are currently focused on providing our services to the food service sector, which includes institutions, restaurants and dining management.  We believe that there is increasing awareness and focus of proper nutrition and the growing concern by the public in general to reduce obesity and diabetes in the U.S. Our services will provide the tools to improve the way people eat.  The core business segments below represent our target markets for our food service cloud platform:

Institutions

The institutions we intend to target include hospitals, assistant living facilities, nursing homes, schools, universities and the armed forces.  Hospitals, skilled nursing, assisted living, schools, universities, and armed services receive the benefit of scalable services that provide ingredients, menus, pricing of meals, and barcode inventory management. With this product, the opportunity is created to expand globally to multi-national companies offering an enterprise resource management solution to companies now using many different software platforms that do not interface and work together.

Restaurants

We intend to supply a platform for all restaurants to manage their commercial kitchen operations seamlessly through the cloud.

Dining Management

We intend to enter into contracts with dining management providers and enable them to use our system in accessing recipes, menus, and inventory management applications in their daily operations. We intend this to be a cost-effective solution that improves their operations and ensures quality.

Marketing Strategy

Our objective is to be a leading provider of on-demand application services for the food service industry worldwide.  The key element to our strategy is to create brand awareness by highlighting that our cloud portal is intended to extend product offerings from the current end user to each participant in the supply train, including:

1.

Producers of food products can use our exposure to the end user to identify demand and to advertise their existing and new products to the key purchasers and users of our service.

2.

Manufacturers can populate our data base with their exact nutrient, caloric, and allergen content of any product which will provide them a product placement and competitive advantage. Manufacturers through our service can record all information about their products into our database and track them the entire way to the consumer.

3.

Distributors will have a link with end users allowing the end user to read and link inventories of each as well as pricing and ordering of food by the end user commercial kitchen.

4.

End user commercial kitchen benefits by having access to the entire supply chain and knowing the complete "chain of title" to the food they serve lowering risk.  The commercial kitchen through our service can take advantage due to its connectivity to, and information from the entire food supply chain enabling it to take advantage of competitive pricing, inventory management, new product offerings, and quality data for ingredient resourcing.

This marketing strategy is designed to offer our service to and bringing value to all participants in the food supply chain.

Competition

The market for food service software applications is highly competitive and subject to changing technology, shifting customer needs and frequent introductions of new products and services. Our entry into the “Cloud” has set us apart from the majority of vendors. However, the “Cloud” and the virtualization of markets are rapidly evolving.  We expect completion to significantly intensify in the future and expect that new entrants will continue to enter the market and develop technologies that, if commercialized, may compete with our product.

We will also be competing with vendors of packaged dietary management software (DMS), whose software is installed by the customer directly or is hosted by first generation, application service providers (ASP) on the customer’s behalf, which requires substantial IT and hardware costs. We also compete with internally developed applications and face, or expect to face, competition from enterprise software vendors and online service providers who may develop and/or bundle DMS products with their products in the future.

Our current principal competitors include:

Computrition.  Computrition is a subsidiary of Constellation Software of Canada. Computrition has a large client base.

Momentum Healthware.  Momentum is a Microsoft platform dietary management solution, which primarily focuses in the skilled and long term care markets. They offer a full suite of products but have limited capabilities as it pertains to SaaS and have no cloud solution.

Simplified Nutrition Online.  SNO is a cloud based application focusing mainly on skilled nursing.

CBord.  CBord is one of the largest competitors in the market and a subsidiary of Roper Industries. The company currently relies on a server based business model.

Vision Software.  Vision is a cloud based competitor.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademarks.

Effect of Government Regulations

We are also subject to a number of United States federal, state and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, libel, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services.  In particular, we are subject to United States federal, state and foreign laws regarding privacy and protection of user data. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. United States federal, state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations is often uncertain, particularly in the new and rapidly-evolving industry in which we operate.

In connection with the operation of our business, we anticipate that the primary market of our services will be the healthcare industry, which is a highly regulated industry. Therefore, our customers are subject to numerous governmental regulations, including Medicare and Medicaid, which directly affect the facilities’ ability to pay the costs of our products and services. The regulations on the healthcare industry as it relates to food service create pressure to minimize the costs. Because we deliver our service as a transaction fee based service that it is accessible from any internet connected device, it lowers the cost to our healthcare clients significantly versus traditional installed software solutions.

Research and Development

As of the date of this Current Report on Form 8-K, we have not incurred any research and development expenditures.  However, we expect that substantial investment into research and development of our cloud food and beverage portal.

Environmental Compliance

As a software company, compliance with environmental standards has had little impact on us.

Employees

Aside from our sole executive officer, we have no employees at present.

Reports to Securityholders

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information that we file with the Commission at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (202) 551-8090 for further information on the public reference room. These Commission filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the Commission at http://www.sec.gov.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements. We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

If we do not obtain significant financing, our business will fail.

Over the next twelve months we anticipate that our plan of operation will require us to incur $1,800,000 in order to meet the costs of developing our food service cloud platform as well as general and administrative expenses.  As at December 31, 2013, we had no cash on hand.  Accordingly, we will need to obtain significant financing to meet the costs associated with development of our product, general and administrative expenses and our ongoing reporting obligations.  There is no assurance we will be successful in raising such funding or on terms that are acceptable to us. Since inception, we have been dependent on investment capital and debt financing from third parties as our primary source of liquidity. We anticipate continuing to rely on sales of shares of our common stock and loans in order to continue to fund our business operations. Issuances of additional shares will result in further dilution of our existing shareholders.

We have limited operating history and face many of the risks and difficulties frequently encountered by development stage companies.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We are in the process of developing and implementing our global, multilingual, cloud based food and beverage services “portal”.  We have not completed the development of our portal and have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

(i)

Develop effective business plan.  If we do not develop an effective business plan, we may not be able to attract enough customers to sustain growth.

(ii)

Launching our cloud based platform.  If we are unable to launch our platform as it is envisioned, we will not be able to serve our intended clients and will not generate revenue.

(iii)

Meet customer standards.  If we are unable to meet sufficient customer standards, we will not be able to retain customers.

(iv)

Attain customer loyalty.  If we have not delivered the service in a form that customers will adopt nor service customers properly, we will not retain customer loyalty and limit our revenue.

(v)

Develop and upgrade our services.  If we do not continually seek our customers’ feedback and continue to enhance, expand and upgrade our service we could lose market share to a competitor and affect our revenues.

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

We have had operating losses since inception and have not generated any revenues and our business model is not yet operational. If our cloud based food service “portal” does not become operational or if we fail to gain market acceptance, we may not have sufficient capital to pay our expenses and continue to operate.

Our Company has had operating losses since inception and has generated no revenues to date.  Our ultimate success will depend on generating revenues from our cloud food service management system.  Most of the time of our management, and most of our limited resources have and will continue to be spent on startup activities which will include but not be limited to software development, contacting potential customers, establishing several initial customers, partners and business alliances, exploring marketing contacts, performing certain research and development activities, executing, updating and monitoring our business plan and model, and consultants and seeking capital for the Company. We have not generated any revenue and have not completed our platforms, as a result, if we never become operational or if we do not generate enough users, once we are operational, we may be unable to generate sufficient revenues from user transactions. We may not achieve and sustain market acceptance sufficient to generate revenues. If we generate no revenues or additional startup capital, we will continue to have operating losses and this will have a material adverse effect on our Company.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements of the Portus Assets included in this Current Report on Form 8-K have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report of independent registered public accounting firm on the financial statements for the year ended December 31, 2012, the nine months ended December 31, 2011, and the period from March 31, 2011 (inception) through December 31, 2012, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

Because we intend recognize revenue from transaction fees, our success is expected to be dependent on the volume of customers that utilize our food service cloud platform.

Once our food service cloud platform is operational, we believe that our revenue will be initially derived from transaction fees.  Accordingly, transactions fees will be dependent on the volume of customers that utilize our food service cloud platform.  If we fail to generate a sufficient amount of transactions, our financial condition and results of operation will be negatively impacted.

Our success may depend upon the acceptance, and successful measurement, of online advertising as an alternative to offline advertising.

We believe that a advertisers spend significantly more on offline advertising compared to online advertising. Long-term growth of our business will depend heavily on this distinction between online and offline advertising narrowing or being eliminated, which may not happen in a manner or to the extent that we currently expect. We compete with traditional media for advertising dollars, in addition to websites with higher levels of traffic. If online advertising ceases to be an acceptable alternative to offline advertising, our business, financial condition and results of operations will be negatively impacted.

Because the online marketing industry is relatively new and rapidly evolving, it uses different methods than traditional media to gauge its effectiveness. Potential customers may have little or no experience using the Internet for advertising and marketing purposes and may allocate only limited portions of their advertising and marketing budgets to the Internet. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services. As a result, we will need to continually evaluate changes to aspects of our business model to keep pace with the expectations of users and advertisers, and these changes may not yield the benefits we expect. In particular, we are dependent on our clients’ adoption of new metrics to measure the success of online marketing campaigns. We may also experience resistance from traditional advertising agencies who may be advising our clients. Any lack of growth in the market for various online advertising models could have an adverse effect on our business, financial condition and results of operations

Evolving regulation of the Internet may affect us adversely.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data and restricting our ability to store, process and share data with our customers. In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make using the internet a more useful and enjoyable experience for our users. Our competitors are constantly developing innovations in web search and web-based products and services. As a result, we will be required to continuously invest significant resources in research and development in order to enhance our web portals, and introduce new products and services. In addition, these new products and services may present new and difficult technology challenges, and we may be subject to claims if users of these offerings experience service disruptions or failures or other quality issues. Our operating results would also suffer if our innovations are not responsive to the needs of our users, advertisers, and other network members; are not appropriately timed with market opportunities, or are not effectively brought to market. As search technology continues to develop, our competitors may be able to offer search results that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive

Our growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our success will depend in part upon management’s ability to manage growth. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

Current global financial conditions have made access to financing more difficult.

Since the 2008 financial crisis there has been severe deterioration in global credit and equity markets. This has resulted in the need for government intervention in major banks, financial institutions and insurers, and has also led to greater volatility, increased credit losses and tighter credit conditions. These unprecedented disruptions in the credit and financial markets have had a significant adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining capital and financing for our operations.

We operate in a highly competitive industry and compete against many large companies that may be more established and better capitalized than we are.

Offering dietary and food service software is and can be a very competitive market with few barriers to entry. We expect that if our software establishes a key market niche, competition will arise from a variety of sources, from large multinational software companies to the myriad of other smaller national and regional software development and delivery companies.

Many of our potential competitors have: (i) greater financial, technical, personnel, promotional and marketing resources, (ii) longer operating histories, (iii) greater name recognition, (iv) larger institutional clients than us.

With few barriers to entry we cannot be certain that we will be able to compete successfully in this extremely competitive market.

We may face claims that we are violating the intellectual property rights of others

Although we are not aware of any potential violations of others’ intellectual property rights, we may face claims, including from direct competitors, other companies, scientists or research universities, asserting that our technology or the commercial use of such technology infringes or otherwise violates the intellectual property rights of others. We cannot be certain that our technologies and processes do not violate the intellectual property rights of others. If our market profile grows we could become increasingly subject to such claims.

If we were found to be infringing or otherwise violating the intellectual property rights of others, we could face significant costs to implement work-around methods, and we cannot provide any assurance that any such work-around would be available or technically equivalent to our potential technology. In such cases, we might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all.

If we are unable to work around such infringement or obtain a license on acceptable terms, we might face substantial monetary judgments against us or an injunction against continuing to use or license such technology, which might cause us to cease operations.

In addition, even if we are not infringing or otherwise violating the intellectual property rights of others, we could nonetheless incur substantial costs in defending ourselves in suits brought against us for alleged infringement. Also, if we are to enter into a license agreement in the future and it provides that we will defend and indemnify our customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of such technologies, we may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require our management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than we do, which could potentially lead to us settling claims against which we might otherwise prevail on the merits.

The loss of our executive officers or directors, could adversely affect our business.

Our success depends largely upon the efforts, abilities, and decision-making of our executive officers and directors. The loss of any of these individual would have an adverse effect on our business prospects. We do not currently maintain "key-man" life insurance and there is no contract in place assuring the services our executive officers and directors for any length of time. In the event that we should lose our sole officer or directors and we are unable to find suitable replacements, we may not be able to develop our business, in which case investors might lose all of their investment.

One stockholder owns a majority of our common stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

Portus Holdings Inc. owns 50,000,000 shares of common stock, representing approximately 92.9% of our issued and outstanding common stock.  Accordingly, our majority shareholder may exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

If we issue additional shares of common stock in the future this may result in dilution to our existing stockholders.

Our articles of incorporation authorize the issuance of 250,000,000 shares of common stock.  Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders.

The trading price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are quoted on the OTC Bulletin Board and OTCQB under the symbol "DANE.” Companies quoted on the OTC Markets platform have traditionally experienced extreme price and volume fluctuations. In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  In addition, to date, there has been no trading volume for our shares on the OTC Markets platforms.  As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire that a price equal or greater than the price paid by the investor.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and to our securities.  The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.  As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to rule 15g-9 under the Securities Exchange Act of 1934 (the “Exchange Act”). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

1.

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

3.

contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

4.

contains a toll-free telephone number for inquiries on disciplinary actions;

5.

defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

6.

contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

PLAN OF OPERATION

Overview

We plan to develop and launch our food service cloud platform over the next twelve months.  In order to launch our cloud based platform, we anticipate that we will need to complete a product development phase, a testing phase and a marketing phase as set forth below.

Product Development Phase.   During the product development phase, the food service cloud platform’s functionality will be developed by contract software designers guided by our development manager.   The desired functionality for commercial kitchens will be designed and combined with applicable food data bases to create the food management platform offered by our cloud based technology.  The product development phase will include supply chain management, multilingual application and commercial kitchen functionality.  Once the desired functionality has been developed, the project manager will coordinate the development of each new language to create the multilingual feature.  We expect the development phase to take approximately 6 months and launching of the product will take place after testing.

Testing Phase.  Once product development is near completion, the product will be tested at selected customer sites to assure accuracy, proper functionality, ease of use and speed of information and retrieval.  The tests will be repeated and product refined until the desired results are achieved.

Marketing Phase.  The marketing phase will begin immediately upon commencement of the development phase.  The marketing efforts will be aimed at providing customer awareness of the food service cloud platform and its capabilities, applications and solutions.  The initial marketing phase will include calling on potential large users of the food service cloud platform including commercial kitchens, distributors, manufacturers and producers.  The marketing phase will also include displays at numerous trade shows and conventions of the food industry to develop product and brand awareness.

We expect the product development stage, testing phase and marketing phases to cost $1,150,000.00

Cash Requirements Over Next Twelve Months

We anticipate that we will incur over the next twelve months the following expenses:

Category	Planned Expenditures Over the Next Twelve Months
Product Development	$400,000
Research and Development	$150,000
Multilingual Translator	$600,000
General and Administrative	$650,000
TOTAL	$1,800,000

As of December 31, 2013, we had insufficient cash to meet the anticipated costs of completing plan of operation or meeting our financial obligations over the next twelve months.  Therefore, we will require additional financing.  There is no assurance that we will be able to acquire such additional financing on terms that are acceptable to us, or at all.

RESULTS OF OPERATION

The acquisition of the Portus Assets has been treated as a “reverse merger” for accounting purposes.  As a result, the Portus Assets has been treated as the acquiring entity for accounting and financial reporting purposes. As such, the following discussion of our results of operation reflects the operations of Portus for the years ended December 31, 2012 and 2011, and the nine months ended September 30, 2013 and 2012.

Years Ended December 31, 2012 and 2011

Revenues

We have no operations nor do we currently engage in any business activities generating revenues. We expect to begin generating revenue once we have launched our food service cloud platform.

Operating Expenses

For the twelve months ended December 31, 2012 our focus has been on developing new markets and identifying potential financing activities.  In connection with these activities, we incurred significant legal, finance & accounting and general & administrative expenses. These expenses totaled $25,000, $38,608 and $340,943 respectively.  Our general and administrative expenses are composed of operating expenses that include but are not limited to executive compensation, rent, travel and entertainment, consulting fees other costs associated with running a business day to day.  Total expenses for 2012 were $404,551.

During the nine months ended December 31, 2011, total expense were $750, in respect of legal, $3,000, in respect of finance & accounting, and $85, in respect of general & administrative. During this period, no expenses were incurred in connection with our seeking potential business acquisitions.

Nine Months Ended September 30, 2013 and 2012

Revenues

Since inception, we have not generated revenues and do not anticipate generating revenues unless we are successful in securing additional funding to launch our food service cloud based platform.

Comparison of Operating Expenses and Net Loss for the Three Months Ended September 30, 2013 and 2012

For the three months ended September 30, 2013, our focus has been identifying potential financing activities and expanding the presence of our business. In connection with this we incurred significant accounting and administrative expenses. These expenses totaled $4,150 and $281,041, respectively. Total expenses during this quarter were $285,191.

During the three months ended September 30, 2012, total expenses were $212,298 consisting of legal, accounting and administrative expenses of $10,000, $27,608 and $174,690.

Our Net Loss for these periods was $(60,700) as compared to $(212,298).

Comparison of Operating Expenses and Net Loss for the Nine Months Ended September 30, 2013 and 2012

For the nine months ended September 30, 2013 total expenses were $464,462 consisting of $15,350 in finance and accounting fees, $21,674 in legal fees, $427,438 for general and administrative fees.

For the nine months ended September 30, 2012 total expenses were $212,449 consisting of $30,608 in finance and accounting fees, $10,000 in legal fees, $174,841 for general and administrative fees. There were nominal expenses attributable to incorporating expenses and bank fees.

We had a net loss of $(464,462) and $(212,449) respectively.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2013, we had account deposits totaling $65,000 and liabilities of $102,568, resulting in a working capital deficit of $37,568, compared to total assets of $75,299 and liabilities of $12,435, resulting in a working capital surplus of $62,864.  The change from a working capital surplus to a working capital deficit was primarily due to the fact that we had no revenues and our primary source of financing was in the form of shareholder loans.

We anticipate that we will require additional financing in order to implement our plan of operation and meeting our ongoing expenditures.  If we sell additional shares of our common stock, existing stockholders will experience a dilution of their proportionate interests in our Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles (”GAAP”) in the United States has required our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any.  Our significant accounting policies are disclosed in the notes to the audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on April 16, 2013.

PROPERTIES

Our principal office is at Suite 5178, 500 McLeod Trail East, Bellingham, WA, 98226.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 11, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
DIRECTORS AND OFFICERS
Common Stock	G. Dale Murray, II Director, Chief Executive Officer, Chief Financial Officer, President, Secretary & Treasurer	50,000,000(2) (indirect)	92.9%
Common Stock	All Officers and Directors as a Group (1 person)	50,000,000(2) (indirect)	92.9%
5% STOCKHOLDERS
Common Stock	G. Dale Murray, II Director, Chief Executive Officer, Chief Financial Officer, President, Secretary & Treasurer	50,000,000(2) (indirect)	92.9%

Notes:

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the date of this Current Report. As at February 11, 2014, we have 53,800,000 shares of Common Stock issued and outstanding.

(2)

Those shares denoted as being beneficially owned by Mr. Murray consist of 50,000,000 shares held directly by Portus Holdings Inc., which is a company controlled by Mr. Murray.

Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth information regarding our sole executive officer and director:

Name	Age	Positions
G. Dale Murray, II	34	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director for at least the past five years.

Mr. Murray, 34, has over ten years business experience owning, operating and consulting for companies in the technology, energy and manufacturing fields.

Mr. Murray has served as president of Portus Inc., the majority stockholder in Portus Holdings Inc., since its inception in August 2011. From 2009 through 2011 Mr. Murray served as the Chief Operating Officer of Simplified Nutrition Online, a cloud-based technology company specializing in dietary management software. His experience at this position has given Mr. Murray a unique insight into the food and beverage industry and how to provide the necessary tools to that industry. From 2006 through 2008 Mr. Murray served as president of Lightsource Mining Company and as managing member of Burnmore Coal Group, LLC.  Both of these companies were engaged in mining activities in Eastern Kentucky. Also during this period, Mr. Murray served as an independent consultant for several public and private companies.

During his business career Mr. Murray has cultivated relationships in both the public and private sectors. Mr. Murray is a high-energy, fiscally conscious and goal driven executive.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes (the “NRS”).  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole executive officer and director.

Family Relationships

There are no family relationships between our executive officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation paid to or earned by our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K during the fiscal years ended September 30, 2013 and 2012:

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year End September 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
G. Dale Murray, II(1) CEO, CFO, President, Secretary, Treasurer and Director	2013 2012	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
David Christie(2) Former CEO & Former CFO Former President, Former Secretary, Former Treasurer and Former Director	2013 2012	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

Notes:

(1)

Mr. Murray was appointed as our CEO, CFO, President, Secretary, Treasurer and a Director on February 11, 2014.

(2)

Mr. Christie resigned as our CEO, CFO, President, Secretary, Treasurer and a Director on February 11, 2014.

Outstanding Equity Awards At Fiscal Year End

As at September 30, 2013, we had no outstanding equity awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, during the past two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

(i)

Any of our directors or executive officers;

(ii)

Any person proposed as a nominee for election as a director;

(iii)

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iv)

Any of our promoters; and

(v)

Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Asset Purchase Agreement with Portus

Under the terms of the Asset Purchase Agreement, we issued 50,000,000 shares of our common stock to Portus, a beneficial holder of more than five percent of our outstanding shares, for the Portus Assets.  Portus is controlled by Mr. Murray, our sole executive officer and director.

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements.  Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  As a result, Mr. Murray, our sole executive officer, does not qualify as an independent member of our Board of Directors.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock commenced quotation on the OTC Bulletin Board under the symbol “DANE” on July 1, 2013.  The high and the low bid prices for our shares from the date we commenced quotation, being July 1, 2013, to our fiscal year ended September 30, 2013 and subsequent quarter ended December 31, 2013 were:

QUARTER	HIGH ($)	LOW ($)
September 30, 2013	N/A	N/A
December 31, 2013	N/A	N/A

The high and low bid price information provided above was obtained from the OTC Bulletin Board.  The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Holders

As of February 11, 2014, there were 53,800,000 shares of our common stock issued and outstanding that are held of record by 20 registered stockholders.  We believe that a number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have not declared any dividends on our common stock since our inception. There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws.  Our governing statute, Chapter 78 of the NRS, does provide limitations on our ability to declare dividends.  Section 78.288 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)

we would not be able to pay our debts as they become due in the usual course of business; or

(b)

our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution (except as otherwise specifically allowed by our Articles of Incorporation).

RECENT SALES OF UNREGISTERED SECURITIES

On February 11, 2014, in order to complete the acquisition of Portus Assets, we issued to Portus 50,000,000 shares of our common stock.  These shares were issued in reliance on Rule 506 of Regulation D promulgated under the United States Securities Act of 1933 (the “Securities Act”).  In accordance with Rule 506 of Regulation D, Portus, which does not qualify as an accredited investor, represented to Dane that it has such knowledge and experience in financial business matters to evaluate the merits and the risks of the investment.  In addition, Dane furnished to Portus the information required under Rule 502 of Regulation D.

DESCRIPTION OF REGISTRANT’S SECURITIES

General

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the NRS and our bylaws.

Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our Articles of Incorporation do not limit the immunity afforded to our directors by the NRS. Excepted from that immunity are:

(1)

a director or officer’s breach of his or her fiduciary duties; and

(2)

such breach of fiduciary duties involved intentional misconduct, knowing violation of the law or fraud.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by NRS; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Business Acquired

Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of Portus Holdings Inc., prepared in accordance with US generally accepted accounting principles and stated in US dollars:

1.

Report of Independent Registered Public Accounting Firm.

2.

Balance Sheet as at December 31, 2012 and 2011.

3.

Statements of Operations for the year ended December 31, 2012 and the period from inception to December 31, 2011.

4.

Statement of Stockholders’ Equity for the year ended December 31, 2012.

5.

Statement of Cash Flows for the year ended December 31, 2012 and the period from inception to December 31, 2011.

6.

Notes to Financial Statements.

Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited financial statements of Portus Holdings Inc., prepared in accordance with US generally accepted accounting principles and stated in US dollars:

1.

Balance Sheet as at September 30, 2013 and December 31, 2012.

2.

Statement of Operations for the nine months ended September 30, 2013 and 2012.

3.

Statement of Stockholders’ Equity for the nine months ended September 30, 2013.

4.

Statement of Cash Flows for the nine months ended September 30, 2013 and 2012.

5.

Notes to Financial Statements.

(b)

Pro Forma Financial Information

Included herein as Exhibit 99.3 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to the Company’s acquisition of the Portus Assets, effective February 11, 2014:

1.

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013;

2.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 2013;

3.

Notes to the Pro Forma Financial Statements.

(d)

Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation.(1)
3.2	Bylaws.(1)
10.1	Judy Claims Purchase Agreement.(1)
10.2	Asset Purchase Agreement dated January 29, 2014 between Dane Exploration Inc., Portus Holdings Inc., Dane Acquisition Corp and David Christie.(2)
14.1	Code of Ethics.(1)
99.1	Audited Financial Statements of Portus Holdings Inc. for the fiscal years ended December 2012 and 2011.
99.2	Unaudited Financial Statements of Portus Holdings Inc. for the period ended September 30, 2013 and 2012.
99.3	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations for the period ended September 30, 2013.
99.4	News Release dated February 11, 2014.

Notes:

(1)

Filed with the SEC as an exhibit to our Registration Statement on Form S-1 on February 25, 2011.

(2)

Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on January 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANE EXPLORATION INC.

Date: February 14, 2014

By:

/s/ G. Dale Murray, II

G. Dale Murray, II

Chief Executive Officer, Chief Financial Officer, President Secretary, Treasurer and Director